                                                                    Exhibit 99.1

Financial Statements

DietSmart, Inc.

Year ended June 30, 2001
with Report of Independent Certified Public Accountants

                                DietSmart, Inc.

                              Financial Statements


                            Year ended June 30, 2001

                                    Contents
Report of Independent Certified Public Accountants..........................  1

Audited Financial Statements

Balance Sheet...............................................................  2
Statement of Operations.....................................................  3
Statement of Stockholders' Equity (Deficit).................................  4
Statement of Cash Flows.....................................................  5
Notes to Financial Statements...............................................  6

              Report of Independent Certified Public Accountants

Board of Directors and Management
DietSmart, Inc.

We have audited the accompanying balance sheet of DietSmart, Inc. (the Company) as of June 30, 2001, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DietSmart, Inc. at June 30, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming DietSmart, Inc. will continue as a going concern. As more fully described in Note 3, the Company has incurred significant losses since inception, resulting in a substantial working capital deficiency at June 30, 2001. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon its ability to raise additional capital and to successfully market and sell its services. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                  /s/ Ernst & Young LLP


August 15, 2001

                                DietSmart, Inc.

                                 Balance Sheet

                                 June 30, 2001


Assets
Current assets:
 Cash and cash equivalents                                                                             $   205,275
 Accounts receivable                                                                                        31,737
 Prepaid expenses and other current assets                                                                  18,477
                                                                                                       -----------
Total current assets                                                                                       255,489

Restricted cash                                                                                             55,025
Property and equipment, net                                                                                713,733
Deferred consulting fees                                                                                    44,349
Other assets                                                                                                32,292
                                                                                                       -----------
Total assets                                                                                           $ 1,100,888
                                                                                                       ===========
Liabilities and stockholders' deficit
Current liabilities:
 Accounts payable                                                                                      $   603,021
 Accrued liabilities                                                                                       203,770
 Deferred revenue                                                                                          633,312
 Current portion of capital lease obligations                                                               14,891
 Related party notes payable                                                                                50,000
                                                                                                       -----------
Total current liabilities                                                                                1,504,994

Capital lease obligations, net of current portion                                                            6,510
Deferred executive compensation                                                                            362,298

Commitments and contingencies

Stockholders' equity:
 Series A convertible preferred stock, $.001 par value--2,000,000 shares authorized,
  1,645,000 shares issued and outstanding (liquidation value of $1,645,000)                                  1,645
 Series B convertible preferred stock, $.001 par value--1,538,462 shares authorized,
  1,406,887 shares issued and outstanding (liquidation value of $1,828,953)                                  1,407
 Common stock, $.001 par value--18,000,000 shares authorized, 6,572,361 shares issued and
  outstanding                                                                                                6,572

 Additional paid-in capital                                                                              5,109,386
 Unearned compensation                                                                                    (779,472)
 Accumulated deficit                                                                                    (5,112,452)
                                                                                                      ------------
Total stockholders' deficit                                                                               (772,914)
                                                                                                      ------------
Total liabilities and stockholders' deficit                                                           $  1,100,888
                                                                                                      ============

See accompanying notes.

                                DietSmart, Inc.

                            Statement of Operations

                            Year ended June 30, 2001


Revenues                                                               $ 1,877,145

Costs and expenses:
 Cost of revenues                                                          178,669
 Product development                                                       874,272
 Sales and marketing                                                     2,728,322
 General and administrative                                              1,431,245
 Depreciation and amortization                                             218,116
                                                                    --------------
Total costs and expenses                                                 5,430,624
                                                                    --------------

Loss from operations                                                    (3,553,479)

Interest expense                                                           (28,558)
Other income                                                                 3,993
                                                                    --------------
Net loss                                                               $(3,578,044)
                                                                    ==============

See accompanying notes.

                                DietSmart, Inc.

                  Statement of Stockholders' Equity (Deficit)



                                                                                                                            Total
                               Series A           Series B                        Additional                           Stockholders'
                            Preferred Stock    Preferred Stock     Common Stock     Paid-In    Unearned   Accumulated     Equity
                           Shares     Amount  Shares     Amount  Shares    Amount   Capital  Compensation   Deficit      (Deficit)
                         -----------------------------------------------------------------------------------------------------------
Balance at June 30, 2000  1,645,000   $1,645    384,616  $  385  6,572,361 $6,572 $3,623,931  $(901,085)  $(1,534,408)  $ 1,197,040
 Issuance of Series B
  Preferred Stock                 -        -  1,022,271   1,022          -      -  1,327,928          -             -     1,328,950

 Stock options issued to
  employees                       -        -          -       -          -      -    333,700   (333,700)            -             -

 Vesting of stock options
  issued to employees             -        -          -       -          -      -          -    455,313             -       455,313

 Stock options issued to
  consultants                     -        -          -       -          -      -     55,397          -             -        55,397

 Forfeiture of unvested
  stock options issued to
  consultants                     -        -          -       -          -      -   (231,570)         -             -      (231,570)

 Net loss                         -        -          -       -          -      -          -          -    (3,578,044)   (3,578,044)
                          ----------------------------------------------------------------------------------------------------------
Balance at June 30, 2001  1,645,000   $1,645  1,406,887  $1,407  6,572,361 $6,572 $5,109,386  $(779,472)  $(5,112,452)  $  (772,914)
                          ==========================================================================================================

See accompanying notes.

                                DietSmart, Inc.

                            Statement of Cash Flows

                           Year ended June 30, 2001


Operating activities
Net loss                                                            $(3,578,044)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                         218,116
  Stock options issued to employees and consultants                     597,465
  Reversal of stock compensation to consultant                         (100,000)
  Write-off of capitalized website and software development costs        34,500
  Changes in operating assets and liabilities:
   Accounts receivable                                                  (31,737)
   Prepaid expenses and other current assets                             97,441
   Restricted cash                                                      (55,025)
   Other assets                                                         261,573
   Accounts payable and accrued liabilities                             650,716
   Deferred revenue                                                     633,312
   Deferred executive compensation                                      206,048
                                                                    -----------
Net cash used in operating activities                                (1,065,635)

Investing activity
Purchases of property and equipment, net                               (466,265)
                                                                    -----------
Net cash used in investing activity                                    (466,265)

Financing activities
Proceeds from issuance of preferred stock                             1,328,950
Proceeds from related party notes payable                               200,000
Repayment of related party notes payable                               (150,000)
Payment of capital lease obligations                                    (12,711)
                                                                    -----------
Net cash provided by financing activities                             1,366,239
                                                                    -----------

Decrease in cash and cash equivalents                                  (165,661)
Cash and cash equivalents at beginning of year                          370,936
                                                                    -----------
Cash and cash equivalents at end of year                            $   205,275
                                                                    ===========

See accompanying notes.

                                DietSmart, Inc.

                         Notes to Financial Statements

                                 June 30, 2001


1. Organization and Basis of Presentation

DietSmart, Inc. (the Company) was incorporated in the State of Delaware on June 15, 1999. The Company is an online weight-loss service that provides its customers with custom-tailored diet and fitness programs for a fee. The Company markets its service primarily through advertising and other promotional arrangements on the World Wide Web. On January 19, 2000, the Company's name was changed from Dietology, Inc. to DietSmart, Inc.

The financial statements of the Company for prior periods were prepared in accordance with the accounting and reporting principles prescribed by Statement of Financial Accounting Standards (SFAS) No. 7, Accounting and Reporting by Development Stage Enterprises.

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash

Restricted cash on the accompanying balance sheet consists of funds held by a credit card processing company as collateral for chargebacks related to credit card transactions.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which is approximately two years for equipment and computer hardware and software, including capitalized website and software development costs, and approximately seven years for furniture and fixtures.

Certain costs incurred in connection with developing the Company's website and associated features have been capitalized in accordance with Emerging Issues Task Force (EITF) 00-2, Accounting for Website Development Costs and AICPA Statement of Position (SOP) 98-1, Accounting for the Costs of Computer Software Developed for or Obtained For Internal Use. Costs capitalized pursuant to EITF 00-2 and SOP 98-1 are included in property and equipment in the accompanying balance sheet.

                                DietSmart, Inc.

2. Summary of Significant Accounting Policies (continued)

Revenue Recognition

The Company generates revenue from fees charged to subscribers to its online diet service. Revenues from customer subscriptions paid in advance are deferred and recognized on a straight-line basis over the period of the subscription upon the lapse of the customer's right to a refund.

Stock-Based Compensation

SFAS No. 123, Accounting for Stock-Based Compensation, defines a fair value method of accounting for issuance of stock options and other equity investments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Pursuant to SFAS No. 123, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such transactions under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, but are required to disclose in a note to the financial statements pro forma net income amounts as if the Company had applied the new method of accounting.

The Company accounts for employee stock-based compensation under APB No. 25 and has complied with the disclosure requirements of SFAS No. 123 (see Note 7).

Long-Lived Assets

The Company accounts for long-lived assets pursuant to SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews long-lived assets and the related intangible assets for impairment whenever events or changes in circumstances indicate the assets may be impaired. An impairment loss is recorded when the net book value of the assets exceeds the fair value, as measured by projected undiscounted future cash flows.

                                DietSmart, Inc.

2. Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Advertising Expense

The Company expenses advertising costs as incurred. Advertising expenses incurred for the year ended June 30, 2001 totaled approximately $1,736,000.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents in banks and accounts receivable from credit card transaction processing companies. The credit risk associated with cash, cash equivalents and accounts receivable is considered low due to the credit quality of the financial institutions.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions. Actual results could differ from these estimates.

3. Going Concern

The financial statements have been presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses of $5,112,452 for the period from inception through June 30, 2001 which has resulted in a working capital deficiency of $1,249,505 at June 30, 2001. Management is currently pursuing sources of additional financing or a strategic transaction for the Company; however, there is no guarantee that the Company will be successful in raising additional capital or entering into a strategic transaction.

                                DietSmart, Inc.

3. Going Concern (continued)

The Company's continued existence is dependent upon its ability to raise capital and to market and sell its services successfully. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

4. Property and Equipment

Property and equipment, net as of June 30, 2001, consists of the following:

     Furniture and fixtures                                     $  60,782
     Computer equipment and software                              176,235
     Capitalized website and software development costs           723,382
                                                                ---------
                                                                  960,399
     Less accumulated depreciation
      and amortization                                           (246,666)
                                                                ---------
                                                                $ 713,733
                                                                =========

Computer equipment and software includes $48,257 of assets recorded under capital leases, less accumulated amortization of $26,419, at June 30, 2001. Amortization of assets recorded under capital leases is included in depreciation and amortization expense in the accompanying statement of operations.

                                DietSmart, Inc.

5. Income Taxes

The significant components of the Company's net deferred income taxes as of June 30, 2001, are as follows:

     Deferred tax assets:
      Accrued expenses                                               $    74,000
      Deferred compensation                                              136,000
      Deferred compensation from stock options                           221,000
      Net operating loss carryforwards                                 1,639,000
                                                                    ------------
                                                                       2,070,000
     Valuation allowance                                              (1,924,000)
                                                                     -----------
     Total deferred tax assets                                           146,000
     Deferred tax liabilities:
      Fixed assets                                                       146,000
                                                                     -----------
     Net deferred income taxes                                       $         -
                                                                     ===========

The Company has incurred net losses since inception. At June 30, 2001, the Company had approximately $4,356,000 in net operating loss carryforwards for U.S. federal income tax purposes that expire in various amounts through 2021. Management has determined that it is more likely than not that the resulting deferred tax assets, and the Company's other net deferred tax assets, will not be realized; therefore, a full valuation allowance has been provided. The change in the valuation allowance for the year ended June 30, 2001 was an increase of approximately $1,346,000.

The utilization of the Company's net operating loss carryforwards could be affected by the transaction described in Note 9.

The reconciliation of income tax computed at the U.S. federal statutory rate to income tax expense during the year ended June 30, 2001 is as follows:


     Tax at U.S. statutory rate                         (34.00)%
     State taxes net of federal benefit                  (3.63)
     Nondeductible items                                  0.02
     Change in valuation allowance                       37.61
                                                     ---------
                                                          0.00%
                                                     =========

                                DietSmart, Inc.

6. Notes Payable

In August 2000, the Company entered into a promissory note with a relative of a Company officer for short-term working capital borrowings totaling $150,000. The note provided for interest at a rate equal to the applicable federal rate of interest per annum (approximately 6.25%). The note and accrued interest thereon was repaid in December 2000.

In February 2001, the Company entered into another promissory note with a relative of a Company officer for short-term working capital borrowings totaling $50,000. The note bears interest at a rate equal to the applicable federal rate of interest per annum (approximately 6.25% at June 30, 2001) and is payable, with interest, upon demand as of June 30, 2001. The note is mandatorily payable upon the occurrence of a corporate transaction, as defined, including a merger of the Company with another corporation or the sale of substantially all of the assets of the Company.

7. Stockholders' Equity

The Company is authorized to issue 18,000,000 shares of common stock and 7,000,000 shares of preferred stock, each with a par value of $.001. Under the Company's Amended and Restated Articles of Incorporation, 2,000,000 shares of preferred stock have been designated as Series A Preferred Stock and 1,538,462 shares of preferred stock have been designated as Series B Preferred Stock. The Company's Board of Directors is authorized to establish multiple series of preferred stock and fix or alter the rights, preferences, privileges and restrictions of each series.

Common Stock

The holders of common stock are entitled to one vote for each share held. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock, at the time outstanding, having priority rights as to dividends.

As of June 30, 2001, common shares reserved for issuance are as follows:

     Series A Preferred Stock                                 1,645,000
     Series B Preferred Stock                                 1,406,887
     Stock options available for grant under the 1999
      Stock Option Plan                                       3,427,639
                                                              ---------
     Total                                                    6,479,526
                                                              =========

                                DietSmart, Inc.

7. Stockholders' Equity (continued)

Series A Preferred Stock

The holders of Series A Preferred Stock are entitled to share in any dividends declared and paid by the Company, pro rata in accordance with the number of shares of common stock into which the preferred stock is then convertible, as discussed below. In the event of liquidation, the holders of Series A Preferred Stock are entitled to receive, prior and in preference to any distributions of any Company assets to the holders of common stock, an amount per share equal to the sum of $1.00 for each outstanding share of Series A Preferred Stock (Series A Original Issuance Price) plus any declared and unpaid dividends on such shares.

The Series A Preferred Stock can be converted at any time at the option of the holder into shares of the Company's common stock at a conversion price equal to the Series A Original Issuance Price divided by the conversion price of $1.00 per share, subject to adjustment in certain events. All shares of Series A Preferred Stock will be automatically converted into common stock in the event of the Company's consummation of an initial public offering under the Securities Act of 1933 at the conversion price in effect at the time of the offering. The number of votes to which each share of Series A Preferred Stock is entitled is equal to the number of shares of common stock into which the preferred stock is then convertible.

Series B Preferred Stock

As of June 30, 2000, the Company received $100,000 from investors for 76,923 shares of Series B Preferred Stock that had not been issued at such date. In October 2000, the related shares were issued to the investors. These shares have been included in the balance of outstanding shares at June 30, 2000 in the accompanying statement of stockholders' equity. Between July 2000 and February 2001, the Company issued an additional 1,022,271 shares of Series B Preferred Stock. The proceeds from the issuance were approximately $1,329,000.

The holders of Series B Preferred Stock are entitled to share in any dividends declared and paid by the Company, pro rata in accordance with the number of shares of common stock into which the preferred stock is then convertible, as discussed below. In the event of liquidation, the holders of Series B Preferred Stock are entitled to receive, prior and in preference to any distributions of any Company assets to the holders of common stock or Series A Preferred Stock, an amount per share equal to the sum of $1.30 for each outstanding share of Series B Preferred Stock (Series B Original Issuance Price) plus any declared and unpaid dividends on such shares.

The Series B Preferred Stock can be converted at any time at the option of the holder into shares of the Company's common stock at a conversion price equal to the Series B Original Issuance Price divided by the conversion price of $1.30 per share, subject to adjustment in certain events. All shares of Series B Preferred Stock will be automatically converted into common stock in the event of the Company's consummation of an initial public offering under the Securities Act of 1933 at the conversion price in effect at the time of the offering. The number of votes to which each share of Series B Preferred Stock is entitled is equal to the number of shares of common stock into which the preferred stock is then convertible.

Stock Options

In December 1999, the Company's Board of Directors adopted the DietSmart, Inc. 1999 Stock Option Plan (the Plan), which provides for the granting of up to 3,427,639 nonqualified stock options to employees, directors and consultants and incentive stock options to key employees. Options granted under the Plan generally have an exercise price equal to the fair market value of the underlying common stock at the grant date, have a term of 10 years, and vest ratably over a four-year period.

Certain options granted to employees under the Plan during the years ended June 30, 2000 and 2001 were at an exercise price lower than the estimated fair market value of the underlying common stock at the grant date. Compensation expense has been recognized pro-rata on a straight-line basis for the excess of the estimated fair market value over the exercise price and totaled approximately $455,000 for the year ended June 30, 2001, including expense related to the current year vesting of certain prior year grants.

During the years ended June 30, 2000 and 2001, the Company issued 467,750 and 205,020 options, respectively, to nonemployees for consulting and other advisory services. These options, as amended in certain instances, have a contractual life of 10 years, vest either immediately or over various periods, and have an exercise prices ranging from $0.01 to $1.00 per share. The fair value of these options was calculated using the Black-Scholes option pricing model using the following assumptions: expected volatility factor of 60%; risk-free interest rates ranging from 5.28% to 6.92%; dividend yield of 0%; and expected life of 10 years. The fair value of these options has been recorded as deferred expense upon their respective issuance dates. The deferred expense balance is being amortized over the vesting period of the options and unvested options will be re-measured at each balance sheet date until they are fully vested since variable accounting is required for options that vest under consulting service arrangements. Compensation expense recognized for the options totaled approximately $142,000 for the year ended June 30, 2001, including expense related to the current year vesting of certain prior year grants.

Pro forma information regarding net income or loss is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. The fair value of options granted was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: expected volatility factor of 60%; risk-free interest rates ranging from 4.76% to 6.27%; dividend yield of 0%; and expected life of 4 years. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effect of applying the fair value method proscribed by SFAS No. 123 to the Company's options results in pro forma net loss of approximately $3,638,000 for the year ended June 30, 2001. Because the determination of the fair value of all options is based on the assumptions described above, and because additional option grants are expected to be made in future periods, this pro forma information is not likely to be representative of the pro forma effects on reported net income or loss for future years.

A summary of the Company's stock option activity and related information for the year ended June 30, 2001 is as follows:

                                                                      Weighted
                                                                       Average
                                                                      Exercise
                                                        Shares          Price
                                                   ----------------------------

     Outstanding at beginning of year                  2,379,750        $0.09
      Granted                                            912,020        $0.40
      Forfeited                                         (381,520)       $0.83
                                                   -------------
     Outstanding at end of year                        2,910,250        $0.36
                                                   =============

     Exercisable at end of year                        1,162,833        $0.27
                                                   =============

     Weighted average exercise price of options
      granted during the year:
       Issued at market price                                    $1.00
       Issued above market price                                 $1.30
       Issued below market price                                 $0.30

     Weighted average fair value of options granted
      during the year:
       Issued at market price                                    $0.51
       Issued above market price                                 $0.45
       Issued below market price                                 $0.80

Information about options outstanding at June 30, 2001 is as follows:

                                                   Options Outstanding                      Options Exercisable
                                  ---------------------------------------------------------------------------------
                                                         Weighted
                                                          Average
                                                          Remaining        Weighted                        Weighted
                                                         Contractual       Average                         Average
   Range of Exercise                                        Life           Exercise                        Exercise
        Prices                       Shares                (Years)           Price         Shares            Price
-------------------------------------------------------------------------------------------------------------------
$0.01 to $0.10                       1,602,000              8.6             $0.02          648,478           $0.01
$0.30 to $0.80                         964,750              9.0             $0.68          494,063           $0.58
$1.00 to $1.30                         343,500              9.4             $1.10           20,292           $1.29
                                   -----------                                        ------------
                                     2,910,250                                           1,162,833
                                   ===========                                        ============

8. Commitments and Contingencies

Leases

The Company has obligations under noncancelable capital leases and operating leases for computer equipment and facilities. The leases expire at various dates through fiscal 2003 and, in many cases, provide for renewal options. Most of the leases require the payment of related executory costs, which include payment of taxes, maintenance and insurance.

A summary of the future minimum lease payments under the Company's noncancelable leases as of June 30, 2001 is as follows:

                                                     Capital    Operating
                                                     Leases      Leases
                                                    ------------------------
     Year ended June 30:

     2002                                           $ 17,368      $36,225
     2003                                              6,727            -
                                                    ---------------------
     Total payments due                               24,095      $36,225
                                                                  =======
     Less amount representing interest                (2,694)
                                                    --------
     Total minimum lease payments                     21,401
     Less current maturities                         (14,891)
                                                    --------
                                                    $  6,510
                                                    ========

Rent expense totaled approximately $118,000 for the year ended June 30, 2001.

Deferred Executive Compensation

During the year ended June 30, 2000, the Company entered into employment agreements with certain key executives of the Company. The agreements provide for future minimum annual compensation as follows:

     Year ended June 30:
     2002                                           $187,500
     2003                                            150,000
     2004                                             37,500
                                                    --------
     Total                                          $375,000
                                                    ========

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

8. Commitments and Contingencies (continued)

Upon execution of the agreements, the executives entered into a deferral agreement with the Company that permitted the executives to defer payment of the base compensation and bonus, if any, provided for under the employment agreements to a future date. Amounts deferred by the executives under this arrangement vest immediately upon the earlier to occur of (i) the date of an investor financing, or series of financings, securing gross proceeds to the Company or at least $2,000,000 or (ii) the date of the executive's termination of employment with the Company other than by the executive's voluntary termination or by the Company for cause. Compensation deferred under the arrangements accrues interest at a rate of 6% per annum. As of June 30, 2001, deferred compensation and accrued interest totaled $362,298 and has been included as a long-term liability in the accompanying balance sheet.

Consulting Agreements

The Company has entered into various consulting agreements with third parties, as amended, that provide for minimum future cash compensation of $49,083 through fiscal 2003.

Litigation

In October 1999, the Company entered into a four-year consulting agreement for website development and maintenance services. Compensation under the agreement included cash payments of $172,000 and the issuance of options for the purchase of 327,639 shares of common stock at an exercise price of $0.01 per share. Through June 30, 2001, the Company had paid approximately $197,000 under the agreement, which has been capitalized as website and software development costs. The stock options contemplated under the agreement have not been issued and the consultant is no longer providing services to the Company.

In December 2000, the Company filed suit against the consultant, alleging breach of contract, negligence and is seeking monetary damages of $18.5 million. The consultant has countersued the Company and is seeking remuneration of approximately $452,000, plus interest and other costs. Although the Company believes that the consultant's counterclaim is without merit, the Company may be unsuccessful in defeating this claim. If the Company is unsuccessful in defending the consultant's counterclaim, any resulting judgment against the Company could have a material adverse effect on the Company's financial position.

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

9. Subsequent Events

On July 6, 2001, the Company entered into a letter of intent for the merger of the Company with eDiets.com, Inc. (eDiets), pursuant to which all of the outstanding capital stock of the Company would be acquired by eDiets in exchange for 2,000,000 shares of eDiets common stock and cash of $2,500,000, payable in installments with interest beginning on the closing date and continuing over a period of time not to exceed 15 months. The closing of the transaction is conditioned upon, among other things, satisfactory completion by each of the parties of due diligence and the negotiation and execution of definitive agreements, which the parties are obligated in good faith to negotiate, execute and deliver.

In connection with the execution of the letter of intent, eDiets loaned the Company $50,000.

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